CONSULTING AGREEMENT
                              --------------------

               This Consulting Agreement (hereinafter referred to as "Agreement") made this 19th day of July, 1999.

Between:

     YALETOWN MARKETING CORP., a British Columbia corporation, with offices at 308-1040 Hamilton Street, Vancouver, BC, V6B 2R9, Canada, and including the parent company ELGRANDE.COM INC., a Nevada Corporation, operating from offices at 308-1040 Hamilton Street, Vancouver, BC, V6B 2R9 ("hereinafter referred to as Yaletown ").

AND,
WOLNOSC INTERNATIONAL HOLDINGS INC., Corporation with offices in 9054 Moorside Place, Burnaby, B.C. Canada (hereinafter referred to as "Wolnosc")

     WHEREAS, Yaletown wishes to engage Wolnosc as a consultant on the terms and conditions set out herein and Wolnosc wishes to be engaged on the terms and conditions set out herein.

     NOWTHEREFORE WITNESSTH THAT, the parties for valuable consideration contained herein agree with each other as follows:

1. Yaletown herein agrees to engage Wolnosc as a consultant and Wolnosc hereby accepts said engagement with Yaletown upon the terms and conditions set forth.

2. The consulting engagement shall commence on March 1st 1999 and shall continue for 25 months after the common shares of Elgrande.com Inc. have traded publicly for 90 days on the NASD-BEB or equivalent exchange. If Elgrande's common shares do not trade before September 31st 2000 then this agreement shall terminate on that date.

3.     Wolnosc  is  engaged  as  a  full  time  consultant.

4. Wolnosc shall also carry out such other duties as the Board of Directors or the President shall assign from time to time.

5. Compensation shall be as follows: FEES: Wolnosc shall be paid the sum of $6,500.00 Cdn per month unless increased by the Board of Directors at an annual review. Wolnosc shall receive 250,000 shares vesting every six months, commencing on April 1st 1999, at the rated 50,000 shares. The Company agrees to file a registered statement covering these shares with the U.S. Securities and Exchange Commission on or before April 1, 1999.

6. Wolnosc shall diligently and competently devote his full business time, attention and energies to the performance of his duties under this Agreement commencing March 1st 1999.

7. Wolnosc agrees to exert his best effort to preserve for the benefit of Yaletown the good will of Yaletown's clients and those who may have business relations with it.

8. Notwithstanding anything else contained herein, Yaletown may give notice, with 60 days prior written notice to Wolnosc, that Yaletown is being wound up and that the Board of Directors have passed a resolution stating that the business of Yaletown be terminated and its assets liquidated, and as such this Agreement will therein be terminated and all of the rights, obligations and duties of the parties hereunder are at an end. In the event that during the term of this Agreement, Wolnosc shall become disabled by accident or illness so as to be unable to perform the duties required of him under this Agreement for a period of 60 consecutive days then Yaletown may at the expiration of such 60 day period suspend Wolnosc's services and Yaletown's rights, obligations and duties under this Agreement shall terminate except of the restrictions imposed on Wolnosc for confidentiality herein which shall survive. All shares not vested at termination shall be returned to treasury for cancellation.

10. For a period of two years commencing from the date upon which Wolnosc is terminated or ceases to be a consultant of Yaletown, Wolnosc shall not directly or indirectly enter into or carry on as owner, employee or otherwise, a business that competes with the business of Yaletown.

12. This Agreement is inclusive and supersedes any and all employment, consulting or other agreements whether written or oral by and between Wolnosc and Yaletown and any such prior agreements are hereby cancelled effective as at the date or this Agreement.

13. Wolnosc agrees to abide by the confidentiality terms attached as Exhibit "A" and said terms are part of this Agreement and incorporated herein. The confidentiality terms of this Agreement shall stand alone as a condition of Yaletown entering into this Agreement with Wolnosc and said terms shall survive the termination of Wolnosc's engagement as a consultant and such termination shall not be grounds for the release of any confidential material to any third party.

14. This Agreement shall inure to the benefit of and be binding upon Yaletown and Wolnosc, their successors and assigns, including, but not limited to, (1) any corporation which may acquire all or substantially all of Yaletown's assets and business, (2) any corporation with or into which Yaletown may be consolidated or merged, (3) any corporation that is the successor corporation in a share exchange of Wolnosc or Yaletown.

15. This Agreement shall be governed by the law of the Province of British Columbia and in all respects in accordance with said law.

16. Wolnosc agrees to perform his duties hereunder for any subsidiary of Yaletown as directed by the President or Board of Directors.

17. This Agreement contains the entire agreement of the parties and may only be amended in writing.

IN  WITNESS  WHEREOF,  THE  PARTIES  HERETO  HAVE  SET  THEIR
HAND  AS  OF  THE  DAY  FIRST  ABOVE  WRITTEN.


                                                        YALETOWN MARKETING CORP.



                                             WOLNOSC INTERNATIONAL HOLDINGS INC.